Exhibit 21

             List of Subsidiaries - CollaGenex Pharmaceuticals, Inc.



                    Entity                             Jurisdiction
         -----------------------------                --------------
             MMP Technologies, Inc.                      Delaware
         CollaGenex International, Ltd.               United Kingdom